UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 23, 2020

Red River Bancshares, Inc. (Exact name of registrant as specified in its charter)

Louisiana	001-38888	72-1412058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1412 Centre Court Drive, Suite 402 Alexandria, Louisiana		71301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (318) 561-5028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RRBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item. 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain     Officers; Compensatory Arrangements of Certain Officers.
(e)    Effective January 23, 2020, the Boards of Directors of Red River Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, Red River Bank (the “Bank”) amended and restated the Red River Bancshares, Inc. and Red River Bank Director Compensation Program (the “Prior Program”). Under the terms of the Prior Program, directors of the Company and the Bank had the ability to defer their board and committee fees pursuant to the terms of the Red River Bancshares, Inc. and Subsidiaries Deferred Compensation Plan for Directors and Senior Management Employees of Red River Bancshares, Inc. and Subsidiaries (the “Deferred Compensation Plan”). Effective July 30, 2019, the Deferred Compensation Plan was amended and restated to limit participation to non-employee directors of the Company and its subsidiaries, and effective July 31, 2019, that plan was terminated, with the effect that non-employee directors of the Company and the Bank are no longer eligible to participate in the Company’s deferred compensation program after July 31, 2019. In light of the July 31, 2019 termination of the Company’s Deferred Compensation Plan, the Prior Program has been amended for the purpose of eliminating certain provisions relating to a director’s ability to defer board and committee fees. The Prior Program has also been amended to incorporate an annual retainer, which has been approved by the Company’s Compensation Committee and which is now payable to non-employee directors of the Company and the Bank subject to the terms of the Red River Bancshares, Inc. and Red River Bank Amended and Restated Director Compensation Program (the “Restated Program”).
Under the terms of the Restated Program, the Company’s and the Bank’s non-employee directors continue to be eligible to receive cash fees as compensation for their attendance at certain meetings of the Boards of Directors of the Company and the Bank, as applicable, and for attendance at meetings of certain committees of the Boards of Directors of the Company and the Bank, as applicable. Pursuant to the terms of the Restated Program, the non-employee directors of the Company and the Bank continue to be eligible to elect to receive payment of fees attributable to their attendance at certain meetings of the Boards of Directors of the Company and the Bank, as applicable, in the form of shares of Company common stock. Under the terms of the Restated Program, the number of shares of Company common stock to be received by any director making such an election will be calculated by dividing the accrued balance of the board fees payable to the director by the closing sales price of a share of the Company’s common stock as quoted on the Nasdaq Stock Market on the date of issuance (or in the absence of an established market for such shares, the fair market value as may be determined in good faith by the Company’s Board of Directors).
The Restated Program will continue to be administered by the Board of Directors of the Company. The Boards of Directors of the Company and the Bank may amend or terminate the Restated Program at any time.
Item. 9.01     Financial Statements and Exhibits.

(d)        Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Red River Bancshares, Inc. and Red River Bank Amended and Restated Director Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 24, 2020

RED RIVER BANCSHARES, INC.

By:	/s/ Amanda W. Barnett
Amanda W. Barnett
Senior Vice President, General Counsel, and Corporate Secretary